                                 STEALTHGAS INC.

                       FORM OF AMENDED AND RESTATED BYLAWS

                         As Adopted ______________, 2005

                                   ARTICLE I
                                    OFFICES

The principal place of business of the Corporation shall be at such place or places as the directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the
Marshall Islands as the Board of Directors (the "Board") may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held on such day and at such time and place within or without the
Marshall Islands as the Board may determine, for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting. The Chairman of the Board or, in the Chairman's absence, another person designated by the Board shall act as the Chairman of all annual meetings of stockholders.

Section 2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the Board. Except as may be set forth in the Articles of
Incorporation, no other person or persons are permitted to call a special meeting. No business may be conducted at the special meeting other than business brought before the meeting by the Board. If the Chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. NOTICE OF MEETINGS. Notice of every annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law or the Articles of Incorporation, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally (including by telephone) or sent by mail, telegraph, cablegram, telex, telecopy, electronic mail or other means deemed appropriate by the Board at least fifteen (15) but not more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat and to each stockholder of record who, by reason of any action proposed at such meeting would be entitled to have his or her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the stockholder at his, her or its address as the same appears on the record of stockholders of the Corporation or at such address as to which the stockholder has given notice to the Secretary. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him or her.

Section 4. ADJOURNMENTS. Whether or not a quorum shall be present, any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each stockholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice in Section 3 of this Article II. The Board of
Directors may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

Section 5. QUORUM. At all meetings of stockholders, except as otherwise expressly provided by law or the Articles of Incorporation, there must be present either in person or by proxy stockholders of record holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present. Notwithstanding the previous sentence, at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Articles of
Incorporation or by these bylaws.

Section 6. ORGANIZATION. The Chief Executive Officer or, in the absence of the
Chief Executive Officer, the Chairman of the Board shall call all meetings of the stockholders to order, and shall act as chairman of such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board, the
members of the Board of Directors who are present shall elect a chairman of the meeting.

         The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Section 7. VOTING. At any meeting of stockholders, with respect to a matter for which a stockholder is entitled to vote, each such stockholder shall be entitled to one vote for each share it holds, except as otherwise expressly provided by law or in the Articles of Incorporation. Each stockholder may exercise such voting right either in person or by proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall
Islands to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. If a quorum is present, and except as otherwise expressly provided by law or the Articles of
Incorporation and except with respect to the election of directors, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election.

         Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

Section 8. VOTING PROCEDURES AND INSPECTORS. The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability.

         The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken by the stockholders of the Corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of stockholders, and may be stated as such in any articles or documents filed with a Registrar of Corporations.

         The consent shall be delivered to the Corporation by delivery to its registered office in the Marshall Islands, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the
Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

Section 10. FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders, or to express consent to or dissent from any proposal without a meeting, or for any other action, the Board may fix a time not more than sixty (60) days prior to the date of for any such determination of stockholders, nor, in the case of a meeting of stockholders, less than fifteen (15) days before the date of such meeting.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER
STOCKHOLDER PROPOSALS. The matters to be considered and brought before any meeting of stockholders of the

Corporation, including the nomination and election of directors, shall be limited to only those matters that are brought properly before the meeting in compliance with the procedures set forth in this Section 11 of Article II.

         In order to be properly brought before any annual meeting of stockholders, a matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board or (iii) brought before the annual meeting in the manner specified in this Section 11 of Article II by a stockholder who holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of directors) or by a person who holds such stock through a nominee or "street name" holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such person's right to vote, such stock.

         In addition to any other requirements under applicable law, the
Articles of Incorporation and these bylaws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a "Stockholder Notice') is delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. If (and only if) an annual meeting of stockholders is not scheduled to be held within a period that commences thirty
(30) days before and ends thirty (30) days after such an anniversary date (an annual meeting date outside such period being referred to herein as an "Other
Meeting Date"), the Stockholder Notice shall be given in the manner provided in these bylaws by the later of (i) the close of business on the ninetieth (90th)
day prior to such Other Meeting Date or (ii) the close of business on the tenth
(10th) day following the date on which such Other Meeting Date is first publicly announced or disclosed by the Corporation.

         Any stockholder who wishes to nominate a person for election as a director of the Corporation at an annual meeting of stockholders shall deliver, as part of the Stockholder Notice, a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of stock of the Corporation the person owns of record and beneficially, as reported to the stockholder by the person, the information regarding the person that would be required to be included in a proxy statement, by the rules and regulations of the U.S. Securities and Exchange Commission (assuming such rules and regulations were applicable), for a nominee for election as a director, the person's signed consent to serve as a director of the Corporation if elected, the stockholder's name and address, the number and class of all shares of stock of the Corporation that the stockholder owns of record and beneficially and, in the case of a person who holds the stock through a nominee or "street name" holder of record, evidence establishing the person's indirect ownership of the stock and right to vote the stock for the election of directors at the meeting.

         Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of the Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why the stockholder favors the proposal and setting forth the stockholder's name and address, the number and class of all shares of stock of the Corporation the stockholder owns of record and beneficially, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable and, in the case of a person who holds stock through a nominee or "street name"
holder of record, evidence establishing the person's indirect ownership of the stock and right to vote the stock on the matter proposed at the annual meeting.

         As used in these bylaws, shares "beneficially owned" shall mean all shares which a person is deemed to beneficially own pursuant to Rules 13d-3 and
13d-5 under the U.S. Securities Exchange Act of 1934, as amended. If a stockholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of stockholders, the stockholder's right to nominate a person for election as a director at the meeting shall be limited to such class or category of directors.

         Notwithstanding any provision of this Section 11 of Article II to the contrary, in the event that the number of directors to be elected to the Board at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board is not publicly announced or disclosed by the Corporation at least one hundred (100)
days prior to the first anniversary of the preceding year's annual meeting, a
Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it is delivered to the
Secretary at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed by the Corporation.
         Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless the matter shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing a director to the Board, any stockholder entitled to vote for the election of such director at such meeting may nominate a person for election to such position as is specified in the notice of such meeting, but only if the Stockholder Notice required by this
Section 11 of Article II shall be delivered to the Secretary of the Corporation at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

         For purposes of this Section 11 of Article II, a matter shall be deemed to have been "publicly announced or disclosed" if the matter is disclosed in a press release reported by the (i) Dow Jones News Service, the Associated Press
or a comparable U.S. national news service or (ii) in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.

         In no event shall the adjournment of an annual meeting or a special meeting of stockholders, or any announcement thereof, commence a new period for the giving of notice as

provided in this Section 11. This Section 11 of Article II shall not apply to any nomination of a director in an election in which only the holders of a particular class of stock of the Corporation (the holders of which may vote by written consent under the Articles of Incorporation), or a series thereof, are entitled to vote (unless otherwise provided in the terms of such stock).

         The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting have been duly given in the manner provided in this Section 11 of Article II and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

                                  ARTICLE III
                                   DIRECTORS

Section 1. NUMBER AND TERM OF OFFICE. The affairs, business and property of the
Corporation shall be managed by a Board to consist of such number of directors as shall be fixed from time to time by a resolution passed by a majority of the entire Board. Except as otherwise provided by law or in Section 3 of this
Article III, the directors of the Corporation shall be elected at each annual meeting of stockholders, to replace those directors whose terms expire at such annual meeting. Except as otherwise provided in Section 1 of this Article III, each Director shall be elected to serve until the third succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office. No decrease in the number of directors shall shorten the term of any incumbent director. The directors need not be residents of the Marshall Islands or stockholders of the
Corporation. Corporations may, to the extent permitted by law, be elected or appointed directors.

Section 2. REMOVAL. Any or all of the directors may be removed, with cause by the affirmative vote of holders of 80% of the voting power of all the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.
Notwithstanding the previous sentence, whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Articles of Incorporation, such director may be removed and the vacancy filled only by the holders of 80%
of the voting power of that class of stock voting separately as a class.

         Except as provided in the Articles of Incorporation, vacancies caused by any such removal or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by, and only by, the affirmative vote of a majority of the directors then in office, although less than a quorum, and any director so elected to fill any such vacancy or newly created directorship shall hold office until the director's successor is elected and qualified or until the director's earlier resignation or removal. No director may be removed without cause by either the stockholders or the Board.

Section 3. VACANCIES. Vacancies in the Board occurring by death, resignation, creation of new directorship, failure of the stockholders to elect the whole class of directors required to be elected at any annual election of directors or for any other reason, including removal of directors for cause, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board.

Section 4. REGULAR MEETINGS. Regular meetings of the Board may be held at such time and place, within or without the Marshall Islands, as may be determined by resolution of the Board. No notice shall be required for any regular meeting.
Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

Section 5. SPECIAL MEETING. Special meetings of the Board may be called from time to time by the Chairman, the President, or any officer of the Corporation who is also a director. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place, within or without the Marshall Islands, as may be designated in the notice thereof by the officer calling the meeting.

Section 6. NOTICE OF MEETINGS. Notice of the date, time and place of each meeting of the Board shall be given to each Director at least forty-eight (48)
hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him or her personally (including by telephone)
or if such notice be delivered to such Director by mail, telegraph, cablegram, telex, teleprinter, telecopy, electronic mail or other electronic means to his or her last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him or her.

Section 7. QUORUM. Subject to the provisions of Section 3 of this Article III, a majority of the directors at the time in office (but, unless the Board shall consist solely of one director, in no case less than one-third of total number of directors nor less than two directors), present in person or by proxy or communications equipment, shall constitute a quorum for the transaction of business.

Section 8. ORGANIZATION. The Chairman of the Board or, in the absence of the
Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the
Chief Executive Officer, a Chairman shall be elected from among the Directors present. The Secretary of the Corporation shall act as secretary of all meetings of the directors. In the absence of the Secretary of the Corporation, the
Chairman may appoint any person to act as secretary of the meeting.

Section 9. INTERESTED DIRECTORS. No contract or transaction between the
Corporation and one or more of its directors or officers, or between the
Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the
BCA, by unanimous vote of the disinterested directors; or (ii) the material facts as to his or her relationship or interest and as to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 10. VOTING. The vote of the majority of the directors, present in person or by proxy or by means of communications equipment, at a meeting at which a quorum is present shall be the act of the directors.

              Unless otherwise restricted by the Articles of Incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the
Board, or of any committee thereof, may be taken without a meeting if all members of the Board, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 11. COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES. The Board may
from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the
Corporation.

                                   ARTICLE IV
                                   COMMITTEES

         The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power or authority to (i) submit to stockholders of any action that requires stockholders' approval by law, (ii) fill a vacancy in the Board or in a committee thereof, (iii) fix compensation of the directors for serving on the
Board any other committee, (iv) amend or repeal any bylaw or adopt any new bylaw, or (v) amend or repeal any resolution of the entire Board which by its terms shall not be so amendable or repealable. In addition, the Board may designate from among its members other committees to consist of one or more of the directors of the Corporation, each of which shall perform such functions and have

such authority and powers as shall be delegated to such committee by said resolution or resolutions or as provided for in these bylaws subject to the prohibitions on the delegation of power and authority set forth in the preceding sentence. Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board. Vacancies in membership of such committees shall be filled by vote of the Board. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required.

                                   ARTICLE V
                                    OFFICERS

Section 1. NUMBER AND DESIGNATION. The officers of the Corporation shall include a Chief Executive Officer and a Secretary and may include a Chairman of the
Board, one or more Vice Chairmen of the Board, a President, a Treasurer, a Chief
Financial Officer, one or more Vice-Presidents and such other officers, if any, as the Board may deem necessary. Officers may be of any nationality and need not be residents of the Marshall Islands. The officers shall be elected annually by the Board at its first meeting following the annual election of directors, but in the event of the failure of the Board to so elect any officer, such officer may be elected at any subsequent meeting of the Board. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the
Board. The Board may at any meeting elect additional officers. Each Officer shall hold office at the pleasure of the Board and may hold more than one office. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired position of the term of such office by the Board at any regular or special meeting.

         In addition to the powers and duties of the officers of the Corporation as set forth in these bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board.

Section 2. CHIEF EXECUTIVE OFFICER. The Board shall designate one of the officers of the Corporation to be the Chief Executive Officer of the
Corporation. Subject to the control of the Board, the Chief Executive Officer shall have general charge and control of all the business and affairs of the
Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board. The Chief Executive Officer shall make reports to the Board and to the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board of Directors.

Section 3. CHIEF FINANCIAL OFFICER. The Board may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject
to the control of the Board and the Chief Executive Officer, the Chief Financial
Officer shall have general charge and control of the financial affairs of the
Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer. The Chief Financial Officer shall act in

a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation's financial affairs. The Chief
Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board of Directors or the Chief Executive Officer.

Section 4. CHAIRMAN AND VICE CHAIRMEN OF THE BOARD. The Board may elect a
Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board and shall have all powers and may perform all duties incident to the office of Chairman of the Board which shall be required by law and shall have such other powers and perform such other duties as shall from time to time be assigned by these bylaws or by the Board. The
Board of Directors also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his or her absence or inability to act.

Section 5. THE PRESIDENT AND VICE PRESIDENTS. The Board of Directors may elect a
President and one or more Vice Presidents of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the President
and each Vice President shall have all powers and shall perform all duties incident to their respective offices which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board of Directors or the Chief Executive
Officer.

Section 6. SECRETARY. The Board shall elect a Secretary who shall act as
Secretary of all meetings of the stockholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him or her by the Board or the President.

Section 7. TREASURER. The Board may elect a Treasurer who shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform other duties as may be assigned to him or her by the Board or President.

Section 8. OTHER OFFICERS. The Board may elect other officers of the Corporation who may exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.

Section 9. BOND. The Board shall have power to the extent permitted by law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety as the
Board may deem advisable.

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                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

Section 1. FORM AND ISSUANCE. The shares of the Corporation shall be represented by certificates in form meeting the requirements of law, and not inconsistent with the Articles of Incorporation, and approved by the Board, unless the Board provides, by resolution, that some or all shares of any or all classes or series of stock shall be uncertificated. Certificates shall be signed by the Chairman of the Board, the President or Chief Executive Officer or a Vice-President and
by the Secretary or any Assistant Secretary or the Treasurer or any Assistant
Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the
Corporation itself or its employee.

Section 2. TRANSFER. The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation's stock, and may appoint transfer agents and registrars thereof.

Section 3. LOSS OF STOCK CERTIFICATES. The Board may direct a new certificate of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct indemnity against any claim that may be made against the
Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VII
                                   DIVIDENDS

Section 1. DECLARATION AND FORM. Subject to the provisions of the Articles of
Incorporation, dividends may be declared in conformity with applicable law by, and at the discretion of, the Board at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Corporation.

Section 2. RECORD DATE. The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was or has agreed to

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become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Corporation to procure judgment in its favor by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses
(including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the courts of the Marshall Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the courts of the Marshall Islands or such other court shall deem proper.

Section 2. SUCCESSFUL DEFENSE. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this
Article VIII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 3. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a present or former director or officer of the Corporation under Section 1 of this Article VIII (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 of this Article VIII. Any such determination shall be made with respect to a person who is a director or officer at the time of the determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even

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though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 4. ADVANCE PAYMENT OF EXPENSES. Unless the Board of Directors otherwise determines in a specific case, expenses, including attorneys' fees, incurred by a person who is a director or officer at the time in defending a civil or criminal or administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article VIII. Such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the
Corporation's legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the BCA are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director or officer.

         The rights to indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its directors or officers, providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article VIII.

Section 6. SEVERABILITY. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the
Corporation shall nevertheless indemnify each present or former director or officer as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

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Section 7. SUBROGATION. In the event of payment of indemnification to a person described in Section 1 of this Article VIII, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 8. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against a person described in Section 1 of this Article VIII to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 9. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these bylaws.

Section 10. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the
extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX
                                 CORPORATE SEAL

              FORM. The Seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

                                    ARTICLE X
                                   FISCAL YEAR

              FISCAL YEAR. The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 1. CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board, countersigned by such officers of the Corporation and other persons as the Board from time to time shall designate.

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        Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the President, any Vice President, the Treasurer,
any Assistant Secretary, the Controller, any Assistant Controller and such other officers or persons, if any, as the Board of Directors from time to time may designate.

Section 2. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the
Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

Section 3. CONTRACTS. Except as otherwise provided by law or in these bylaws or as otherwise directed by the Board of Directors, the Chairman of the Board, the
President, any Vice President or the Treasurer shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of
Directors, the Chairman of the Board, any Vice Chairman, the President or any
Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the
Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

Section 4. WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law, by the Articles of Incorporation or by these bylaws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE X I
                                   AMENDMENTS

        These bylaws and any amendment thereof may be altered, amended or repealed, or new bylaws may be adopted, by the Board or by the holders of 66
2/3% or more of the outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

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